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                                  Exhibit 99.1

     Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                       COPI COLORADO, L. P., a Delaware limited
                                         partnership

                                       By: CRESCENT OPERATING, INC.,
                                             a Delaware corporation

                                           By: /s/ Jeffrey L. Stevens
                                               Jeffrey L. Stevens, Executive
                                                 Vice President

                                       CRESCENT OPERATING, INC.,
                                         a Delaware corporation

                                       By: /s/ Jeffrey L. Stevens
                                           Jeffrey L. Stevens, Executive
                                             Vice President

                                       /s/ Gerald W. Haddock
                                       GERALD W. HADDOCK

                                       /s/ John C. Goff
                                       JOHN C. GOFF

                                       /s/ Harry H. Frampton, III
                                       HARRY H. FRAMPTON, III